SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2005
Date of Report (Date of earliest event reported)

UNIFAB International, Inc.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	0-29416 (Commission File Number)	72-1382998 (IRS Employer Identification No.)

5007 Port Road
New Iberia, Louisiana 70560
(Address of principal executive offices) (Zip Code)

(337) 367-8291
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.01 Changes in Control of Registrant.

      Effective at 12:01 a.m. on March 31, 2005, UNIFAB International, Inc. was merged into Midland Acquisition, Inc., the holder of record of more than 90% of the common stock of UNIFAB. The merger, which was effected as a short-form merger under Louisiana law, was accomplished to cause UNIFAB to cease being a public company. The terms of the merger are set forth in detail in the Schedule 13E-3 of Midland Acquisition, Inc., as amended, originally filed with the Securities and Exchange Commission on October 6, 2004. On March 31, 2005, Midland Acquisition, Inc. will file appropriate documentation with the Securities and Exchange Commission so that UNIFAB will no longer have the reporting obligations of a public company. In the merger, shareholders of UNIFAB, other than Midland Acquisition, Inc., will be paid $.20 per share of UNIFAB common stock held by them at the close of business on March 30, 2005. Midland Acquisition, Inc. acquired the funds that will be paid to UNIFAB shareholders through a contribution to capital from Midland Fabricators and Process Systems, LLC, Midland Acquisition, Inc.’s sole shareholder. Shareholders of UNIFAB have the right to dissent from the merger by following the procedures provided for in the Louisiana Business Corporation Act.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Martin K. Bech
Martin K. Bech
Vice President, Secretary and General Counsel

Dated: March 31, 2005